As filed with the Securities and Exchange Commission on September 15, 2006	Registration No. 333-131370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO FORM S-3
ON FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EL CAPITAN PRECIOUS METALS, INC.
(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	88-0482413 (I.R.S. Employer Identification No.)
14301 North 87th Street, Suite 216 Scottsdale, Arizona 85260 (480) 607-7093 (Address and telephone number of principal executive offices and principal place of business)

Mr. Charles C. Mottley
Chief Executive Officer
El Capitan Precious Metals, Inc.
14301 North 87th Street, Suite 216
Scottsdale, Arizona 85260
Telephone: (480) 607-7093
Facsimile: (480) 607-7193
(Name, address and telephone number of agent for service)

With copies to:
William M. Mower, Esq.
Ranga Nutakki, Esq.
Maslon Edelman Borman & Brand, LLP
90 South 7th Street, Suite 3300
Minneapolis, Minnesota 55402
Telephone: (612) 672-8200
Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, except in cases of negligence or misconduct in the performance of duty.

The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$3,150
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Printing and engraving expenses	4,650
Miscellaneous	1,350
Total	$54,150

Item 26. Recent Sales of Unregistered Securities

For each of the following transactions, we relied upon the exemptions from registration provided by Section 4(6) or 4(2) of the Securities Act and Rule 506 promulgated thereunder based upon (i) the fact that each investor was an accredited or sophisticated investor with experience in investing in securities such that it could evaluate merits and risks related to our securities; (ii) that no general solicitation of the securities was made by us; (iii) the securities issued were “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act; and (iv) we placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities. The shares were issued as follows:

On March 19, 2003, we issued 200,000 shares of our $.001 par value common stock to our president for as a component of an employment agreement. The shares were valued at $320,000 or $1.60 per share.

On March 20, 2003, we issued 50,000 shares of our $.001 par value common stock to a consultant for services valued at $80,000 or $1.60 per share.

On March 21, 2003, we issued 25,000 shares of our $.001 par value common stock to a consultant for services valued at $40,000 or $1.60 per share.

On March 21, 2003, we issued 150,000 shares of our $.001 par value common stock to a consultant for services valued at $240,000 or $1.60 per share. Not applicable

On May 18, 2004, the Company issued 60,000 shares of its $0.001 par value common stock to its president for conversion of management fees due totaling $8,000 or $0.13 per share.

On May 18, 2004, the Company issued 60,000 shares of its $0.001 par value common stock to an officer of its majority stockholder for conversion of consulting fees due totaling $8,000 or $0.13 per share.

On June 15, 2004, the Company issued 75,000 shares of its $0.001 par value common stock valued at $18,750 or $0.25 per share to an unaffiliated third party pursuant to the issuance of a note payable.

On June 15, 2004, the Company issued 150,000 shares of its $0.001 par value common stock valued at $37,500 or $0.25 per share to an unaffiliated third party pursuant to the issuance of a note payable.

On July 7, 2004, the Company issued 571,428 shares of common stock in settlement of $80,000 of executive compensation and consulting fees.

On July 14, 2004, the Company issued 3,000,000 shares of restricted common stock in consideration for the acquisition of the Weaver mining claims and related buildings and personal property.

On July 14, 2004, the Company issued 1,343,154 of restricted common stock in settlement of a note payable and accrued interest amounting to $179,087.34.

On August 18, 2004, the Company issued 285,714 shares of common stock in settlement of $40,000 of executive compensation and consulting fees.

On September 13, 2004, the Company issued 93,022 shares of restricted common stock in settlement of $40,000 of executive compensation and consulting fees.

On September 30, 2004, the Company issued 751,518 shares of restricted common stock to three note holders in settlement of notes payable and accrued interest amounting to $263,031.

On October 4, 2004, the Company issued 200,000 shares of restricted common stock for stock subscriptions received on September 28, 2004.

On October 19, 2004, the Company entered into an Investment Advisory Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the agreement expires on October 31, 2005. Compensation under the agreement provides for a $50,000 payment upon signing of the agreement, an additional $125,000 over a four month period beginning November 1, 2004 and a monthly fee of $5,000 beginning November 1, 2004 and ending with the last payment due on October 1, 2005. Pursuant to this agreement, we issued a warrant to Blake providing the right to purchase up to 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, and having a five-year term, a cashless-exercise provision and piggyback registration rights.

On November 4, 2004, the Company entered into an Exclusive Agency Agreement with Asia Finance Company, LLC ("AFC") pursuant to which AFC was engaged to source buyers of iron ore for the Company. As partial consideration for such services, the Company issued 1,536,859 shares of Common Stock to AFC and monetary consideration of $100,000.

On November 5, 2004, the Company sold to two investors a total of 200,000 shares of common stock for an aggregate price of $50,000.

On November 5, 2004, the Company closed a private placement of securities to 28 accredited investors in the aggregate amount of $1,055,000. The placement consisted of 2,110,000 Units, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $.75 per share. The warrant expires three years from the date of issuance, and is callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001.

In November and December 2004 the Company issued 2,160,000 restricted common shares to accredited investors under a private placement offering for aggregate proceeds of up to $1,080,000. The placement also provided for a warrant for each share of common stock purchased under the memorandum. The warrant expires three years from date of issuance and has an exercise price of $0.75. The warrant is callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the warrants within ninety (90) days of the placement closing and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

On December 3, 2004, the Company issued 25,000 shares of restricted common stock in settlement of $15,000 of accounts payable.

During the quarter ended December 31, 2004, the Company issued 2,660,000 warrants. No warrants were issued for the comparable period in 2003.

On January 25, 2005, the Company issued a five-year warrant to purchase 100,000 shares of common stock of the Company at an exercise price of $.60 per share in consideration of consulting services provided to the Company.

On March 30, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act a 10% convertible secured debenture in the principal amount of $300,000, together with a warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $.75 per share. The convertible secured debenture matures in September 2007. Until maturity, and subject to the Company’s right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company’s common stock at a conversion price of $.60 per share.

In June and July 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 1,240,000 shares of common stock and 1,240,000 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $496,000.

In August 2005, the Company issued 8,772 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $5,000 and 544,291 shares of Common Stock for accrued compensation through July 31, 2005 aggregating $208,000. These shares have been registered pursuant to a registration statement on Form S-8 filed on July 19, 2005.

In September 2005, the Company issued 200,000 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000 and 143,270 shares of Common Stock for accrued compensation through August 31, 2005 aggregating $67,886. These shares have been registered pursuant to a registration statement on Form S-8 filed on July 19, 2005.

In October 2005, the Company issued 106,461 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $44,500 through September 30, 2005. These shares have been registered pursuant to a registration statement on Form S-8 filed on July 19, 2005.

In October 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 2,353,333 shares of common stock and 2,353,333 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $941,333. These amounts included the conversion of a convertible debenture issued on March 30, 2005 in the amount of $300,000 into 750,000 shares of Common Stock and warrants to purchase 750,000 shares of Common Stock at an exercise price of $0.50 per share.

On October 28, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act an 8% convertible secured debenture in the principal amount of $550,000, together with a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $.60 per share. The convertible secured debenture matures on April 28, 2007. Until maturity, and subject to the Company’s right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company’s common stock at a conversion price of $.50 per share. Additionally, the Company granted the purchaser of the debenture an option to purchase an additional debenture in the amount of $550,000, together with warrants to purchase 366,667 shares of Common Stock at an exercise price of $0.60 per share, on or prior to April 28, 2006. The Company also issued a finder who assisted in obtaining the debt facility for the Company a warrant to purchase 225,000 shares of Common Stock at an exercise price of $0.60 per share.

On October 30, 2005, the Company issued 1,603,333 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $641,333. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable at the Company’s option if (i) the closing sales price of the Company’s common stock is at or above $1.25 per share (subject to adjustment as appropriate for stock splits, stock dividends, stock combinations, etc.) for a period of ten consecutive days and (ii) the shares of common stock issuable upon exercise of the warrants are covered under an effective registration statement. In such an event, the Company must provide thirty days written notice. In the event the warrant holder does not exercise the warrant within such thirty-day time period, the warrants are redeemable by the Company at a price per warrant share of $.001. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the final sale under the placement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep the registration statement effective for one year following the effective date.

On January 16, 2006, the Company issued 112,181 shares of common stock to employees as compensation at market value on the date of the transaction in an amount aggregating $175,000.

On January 17, 2006, the Company issued 274,726 shares of restricted common stock for the conversion of two 12% notes payable aggregating a principal balance of $300,000. The Company recorded a cost of conversion on the transaction in the amount of $128,572.

During the quarter ending March 31, 2006, the Company issued 60,000 shares of restricted common stock to two entities for consulting services in the aggregate amount of $$99,000.

During the quarter ending March 31, 2006, the Company issued 50,000 shares of restricted common stock to for $25,000 to a shareholder on the exercise of a warrant at $0.50 per share.

During the quarter ending March 31, 2006, the Company issued 60,000 shares of common stock to for $39,000 to a consultant for the exercise of options at $0.65 per share.

On March 23, 2006, the Company issued 36,325 shares of restricted common stock in reference to two shareholder exercising cashless warrant provisions aggregating 65,000 shares.

On March 24, 2006, the Board of Directors granted 523,000 two year options to the current employees and directors with an exercise price of $1.99 per share.

On April 6, 2006, the Company issued 136,364 restricted common shares to an accredited investor pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $300,000. The placement also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $2.20 per share. The warrants are callable under certain circumstances.

On June 5, 2006, the board of directors granted 144,000 two-year options to a new director with an exercise price of $2.99 per share.

During the quarter ending June 30, 2006, the Company issued 40,000 shares of common stock for $26,000 for the exercise of options at $0.65 per share.

During the quarter ending June 30, 2006, the Company issued 50,000 shares of common stock for $28,000 to a former director for the exercise of options at $0.56 per share.

Item 27. Exhibits

The following exhibits are filed as part of this registration statement:

Exh. No.	Description
3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

3.2	Amendment to Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB dated March 31, 2005).

3.3	Restated Bylaws of El Capitan Precious Metals, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 filed on July 11, 2006).

4.1	Form of Warrant issued to Blake Advisors, LLC and it’s nominees (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004)

4.2	Form of Warrant issued in Offering dated November 5, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

4.3	Form of Warrant issued to John Stapleton and other certain investors (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-QSB dated December 31, 2004).

4.4
List of other investors issued a Warrant substantially identical to the Warrant referenced in Exhibit 4.3 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-QSB dated December 31, 2004).

4.5	Form of Warrant issued in 2005 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-QSB dated June 30, 2005).

4.6	Secured Convertible Promissory Note dated October 28, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 28, 2005).

4.7	Form of Warrant issued to Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 28, 2005).

4.8	Form of Agent Warrant issued to Blake Advisors, LLC (incorporated by reference to Exhibit 4.8 to the Company's registration statement on Form SB-2/A filed on August 9, 2006.)

4.9	Form of Warrant issued in Fall 2005 Offering (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated October 28, 2005).

4.10	Rights Agreement by and between the Company and OTR, Inc. dated December 28, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 28, 2005).

4.11	Secured Convertible Promissory Note dated January 20, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 26, 2006).

4.12	Form of Warrant issued to Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated January 26, 2006).

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.

10.1
Asset Purchase Agreement dated as of October 18, 2002 by and between the Company, Gold Minerals, Inc. and El Capitan, Ltd. relating to the El Capitan property (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.2	Employment Agreement with Charles C. Mottley dated March 19, 2003 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.3
Asset Purchase Agreement dated as of August 25, 2003 by and between Gold and Minerals Co., Inc., Charles Mottley, Larry Lozensky and the Company relating to the COD Property (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.4	Consulting Agreement with Larry Lozensky (incorporated herein by reference to Exhibit 4.2 to the Company’s Form S-8 filed on 9/15/2003.)

10.5	Agreement with Robert L. Langguth dated July 26, 2004 (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004)

10.6	Exclusive Agency Agreement with Asia Finance Company LLC dated November 4, 2004 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.7
Agreement for Consulting Services dated May 11, 2004 by and between the Company and U.S. Canadian Minerals, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.8
Joint Venture Agreement dated May 11, 2004 by and between U.S. Canadian Minerals, Inc. and the Company (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.9
Asset Purchase Agreement dated as of July 14, 2004 by Gold and Minerals Co., Inc., Larry Lozensky, the Company and Charles C. Mottley (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-KSB dated September 30, 2004).

10.10
Investment Advisory Agreement dated as of October 19, 2004 by and between the Company and Blake Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB dated December 31, 2004).

10.11	2005 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on July 19, 2005).

10.12
Purchase Agreement entered into as of October 28, 2005, by and among the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 28, 2005).

10.13
Registration Rights Agreement entered into as of October 28, 2005, by and among the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 28, 2005).

10.14
Security Agreement entered into as of October 28, 2005, by and among the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated October 28, 2005).

10.15	Consulting Agreement dated August 22, 2005 by and between the Company and Clyde Smith (incorporated by reference to Exhibit 10.15 to the Company's registration statement on Form SB-2/A filed on August 9, 2006.)

10.16	Amendment No. 1 to Consulting Agreement dated October 25, 2005 by and between the Company and Clyde Smith (incorporated by reference to Exhibit 10.16 to the Company's registration statement on Form SB-2/A filed on August 9, 2006.)

10.17
El Capitan Project Representation Agreement dated September 27, 2005 by and between the Company and Pavlich Associates (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form SB-2/A filed on August 31, 2006).

10.18	Amendment to El Capitan Project Representation Agreement dated March 1, 2006 (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form SB-2/A filed on August 31, 2006).

10.19	El Capitan Project Representation Agreement dated June 21, 2006 by and among the Company, Gold and Minerals and Pavlich Associates (incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form SB-2/A filed on August 31, 2006).

23.1	Consent of Hein & Associates LLP.

23.2	Consent of Epstein, Weber & Conover, PLC.

23.3	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5.1).

23.4	Consent of Clyde Smith.

23.5	Consent of AuRIC Metallurgical Labs.

23.6	Consent of Richard Daniele.

23.7	Consent of Michael J. Wendell

24.1	Power of Attorney (filed herewith)

Item 28. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in the primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 15, 2006.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Charles C. Mottley
Charles C. Mottley President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registration Statement has been signed as of the 15th day of September, 2006, by the following persons in the capacities indicated.
Name	Title

/s/ Charles C. Mottley	Director, President and Chief Executive Officer
Charles C. Mottley	(Principal Executive Officer)

/s/ Stephen J. Antol	Chief Financial Officer and Treasurer (Principal
Stephen J. Antol	Financial and Accounting Officer)

/s/ James Ricketts	Director and Secretary
James Ricketts

*	Director and Vice President of Administration,
L. Ronald Perkins (by Power of Attorney)	Marketing and Communication

*	Director
R. William Wilson (by Power of Attorney)

* By: /s/ Charles C. Mottley Charles C. Mottley Attorney-in-fact

EXHIBIT INDEX

Exh. No.	Description
5.1	Opinion of Maslon Edelman Borman & Brand, LLP.
23.1	Consent of Hein & Associates LLP.
23.2	Consent of Epstein, Weber & Conover, PLC.
23.3	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5.1).
23.4	Consent of Clyde Smith.
23.5	Consent of AuRIC Metallurgical Labs.
23.6	Consent of Richard Daniele.
23.7	Consent of Michael J. Wendell
24.1	Power of Attorney (filed herewith)